Exhibit 99.1

MEDIA CONTACTS:

Courtney Hurst

617-236-0500 x11

courtney@metiscomm.com

David Price

301-287-0364

dprice@edgar-online.com

EDGAR Online Reports First Quarter 2011 Results

Record quarterly revenues of $6.0 million

Record XBRL filings revenues of $2.4 million

Rockville, MD – May 12, 2011 – EDGAR® Online, Inc. (NASDAQ: EDGR), a leading global provider of XBRL (eXtensible Business Reporting Language) data, software and services, today announced its results for the first quarter of 2011.

Highlights include:

•	XBRL filings revenues of $2.4 million, representing growth of 152 percent over the first quarter of 2010

•	Initial software revenues of $0.5 million from acquired UBmatrix business

•	Extended RR Donnelley & Sons contract through 2013

•	Expanded SAP relationship

Total revenues were $6.0 million for the quarter ended March 31, 2011 compared to $4.4 million for the quarter ended March 31, 2010, net loss was ($3.1 million) for the quarter ended March 31, 2011 compared to ($1.0 million) for the quarter ended March 31, 2010 and adjusted EBITDA was a loss of ($1.5 million) for the quarter ended March 31, 2011 compared to ($0.3 million) for the quarter ended March 31, 2010.

XBRL filings revenues were $2.4 million for the quarter ended March 31, 2011, a 152 percent increase from the same quarter last year and a 36 percent increase from the prior quarter. Revenues from data and solutions and subscriptions were $1.8 million and $1.2 million, respectively, for the quarter ended March 31, 2011, representing decreases of 6 percent and 17 percent, respectively, from the quarter ended March 31, 2010.

“In the first quarter of 2011, EDGAR Online achieved record total revenues as we gained momentum in the filings business and recorded our first revenues from the software products acquired in the UBmatrix transaction,” said Robert J. Farrell, EDGAR Online president and CEO. “Our investment in infrastructure over the past few quarters positions us well to help our clients as the final phase of the SEC XBRL mandate comes into effect at the end of the second quarter. Additionally, the recent extension of our agreement with RR Donnelley & Sons through 2013 connects our investment to expanded future filings revenues.”

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Operating loss was ($3.0 million) for the quarter ended March 31, 2011 compared to ($0.9 million) for the same quarter last year. This change was primarily attributable to the continued expansion of infrastructure and software development required to position the Company for future growth in the XBRL filings and data markets.

Deferred revenues were $5.0 million at March 31, 2011 compared to $4.5 million at December 31, 2010. Deferred revenues represent amounts billed to customers that will be recognized as revenue in future quarters as the Company’s offerings are utilized. During the quarter ended March 31, 2011, the Company capitalized $0.5 million of costs for the development of internal software related to the XBRL filings business, which are included in property and equipment.

At March 31, 2011, cash, cash equivalents and short-term investments totaled $6.3 million compared to $10.8 million at December 31, 2010.

KEY FINANCIAL METRICS

(in thousands, except per share amounts)

	Three Months Ended March 31, (unaudited)
	2010	2011
XBRL filings	$950	$2,392
XBRL software	—	538
Data and solutions	1,923	1,816
Subscriptions	1,493	1,238
Total Revenues	4,366	5,984

Net income (loss)	(951)	(3,050)
Interest, net	72	67
Operating income (loss)	(879)	(2,983)
Severance costs	227	—
Stock compensation	196	1,128
Capitalized software development	(490)	(501)
Depreciation and amortization	664	877
Adjusted EBITDA	$(282)	$(1,479)

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In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. As the Company defines it, adjusted EBITDA also excludes severance costs and the non-cash charge for stock compensation expense and includes capitalized software development costs incurred during the period. As required by the SEC, the Company provides the above reconciliation to net income (loss), which is the most directly comparable GAAP measure. The Company presents adjusted EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the operating performance of the Company by excluding certain non-cash expenses, such as stock compensation expense, as well as non-operating items that are not indicative of its core operating results. Furthermore, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As adjusted EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net income (loss) or any other GAAP measure. Because not all companies calculate adjusted EBITDA in the same manner, the Company’s definition of adjusted EBITDA might not be consistent with that of other companies.

Business Outlook

Based upon the dynamics and anticipated market growth for XBRL related products and services, EDGAR Online continues to target annual revenue growth in excess of 25 percent over the next 3 years.

Conference Call

EDGAR Online will hold its quarterly conference call to review results for the quarter ended March 31, 2011, Thursday May 12, 2011, at 8:00 a.m. EDT. Robert Farrell, president and CEO, and David Price, CFO, will host the call. To participate, please call (877) 407-8031 (toll-free for domestic callers), or (201) 689-8031 (international callers). The call will also be broadcast simultaneously over the Internet at: http://www.edgar-online.com/investor/. The teleconference replay will be available for approximately one week beginning at 7:00 p.m. EST on May 12, 2011 by calling (877) 660-6853 (domestic) or (201) 612-7415 (international). The account number is 286 and the conference ID is 372172.

About EDGAR Online

EDGAR Online (NASDAQ: EDGR) is a leading global provider of XBRL data, software and services solutions that improve the flow of business information. The Company’s integrated portfolio of products and services for global enterprises help them create, deliver, analyze and use quality information. Thousands use the Company’s solutions, including U.S. public companies, mutual funds, leading financial analysts and institutional investors, as well as global regulators such as the FDIC, Banque de France, and the U.S. Securities and Exchange Commission. The Company delivers its solutions, including UBmatrix® XBRL software solutions, through an extensive network of partners, including LexisNexis®, NASDAQ OMX, Oracle, PR Newswire, RR Donnelley and SAP. To learn more about EDGAR Online, visit www.edgar-online.com.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance and include, without limitation, statements regarding our future growth prospects, future demand for our XBRL business and future innovations in our data and solutions and subscriptions business. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, (x) changes in our business strategies, (xi) success of our strategic partnership agreements and (xi) success in integrating the business of UBmatrix, Inc. into the Company.

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EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

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EDGAR Online, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31, (unaudited)
	2010	2011
Revenues:
XBRL filings	$950	$2,392
XBRL software	—	538
Data and solutions	1,923	1,816
Subscriptions	1,493	1,238

Total revenues	4,366	5,984

Cost of revenues	1,430	2,820

Gross profit	2,936	3,164

Sales and marketing	704	1,000
Product development	409	1,017
General and administrative	1,811	3,253
Severance costs	227	—
Depreciation and amortization	664	877

Total operating expenses	3,815	6,147

Loss from operations	(879)	(2,983)

Interest, net	(72)	(67)

Net loss	(951)	(3,050)
Dividend on preferred stock	(236)	(626)
Accretion on preferred stock	(2)	(12)

Net loss to common stockholders	$(1,189)	$(3,688)

Weighted average shares outstanding – basic	26,874	29,057

Weighted average shares outstanding – diluted	26,874	29,057

Net loss to common stockholders per share – basic and diluted	$(0.04)	$(0.13)

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EDGAR Online, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2010*	March 31, 2011 (unaudited)
Assets

Cash, cash equivalents and short-term investments	$10,991	$6,487
Accounts receivable, net	3,988	6,194
Other assets	218	463

Total current assets	15,197	13,144

Property and equipment, net	3,863	3,924
Goodwill	7,665	7,387
Intangible assets, net	3,066	3,007
Other assets	458	589

Total assets	$30,249	$28,051

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$3,879	$3,210
Deferred revenues	4,468	4,986
Current portion of long-term debt	1,437	1,313

Total current liabilities	9,784	9,509

Other long-term liabilities	233	231

Total liabilities	10,017	9,740

Redeemable preferred stock	19,431	20,312

Stockholders’ equity:
Common stock	294	302
Treasury stock	(1,679)	(1,679)
Additional paid-in capital	78,201	78,441
Accumulated deficit	(76,015)	(79,065)

Total stockholders’ equity	801	(2,001)

Total liabilities, redeemable preferred stock and stockholders’ equity	$30,249	$28,051

*	Derived from the Company’s audited December 31, 2010 financial statements.